U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2011

American Capital, Ltd.

(Exact name of registrant as specified in its charter)

DELAWARE	814-00149	52-1451377
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Bethesda Metro Center, 14th Floor Bethesda, MD 20814

(Address of principal executive offices, zip code)

Registrant's telephone number, including area code: (301) 951-6122

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.04. Temporary Suspension of Trading Under Registrant's Employee Benefit Plan.

On November 4, 2010, American Capital, Ltd. (the "Company") reported on a Form 8-K filed with the U. S. Securities and Exchange Commission (the "Commission") a blackout period event with respect to its capacity as administrator of the American Capital, Ltd. 401(k) Plan (the "401(k) Plan") and the American Capital, Ltd. Employee Stock Ownership Plan (the "ESOP," and together with the 401(k) Plan, the "Plans") during which directors and officers generally have been unable to directly or indirectly purchase, sell or otherwise acquire or transfer any equity security of the Company's common stock, $0.01 par value. The blackout period began December 7, 2010 and was originally scheduled to end on January 9, 2011, but was subsequently extended to January 28, 2011 to allow additional time to transfer and reconcile account records. The blackout period actually ended on January 24, 2011 as a result of the completion of the transfer and reconciliation of account records occurring more quickly than anticipated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CAPITAL, LTD.

Dated: January 27, 2011	By:	/s/ Samuel A. Flax
Samuel A. Flax Executive Vice President, General Counsel and Secretary